Exhibit 99.1

Tenneco Reports Record Fourth Quarter and Full-Year 2011 Financial Results

  Highest-ever quarterly and annual revenues of $1.8 billion for Q4, and $7.2 billion for full-year 2011
  Record high EBIT, net income and EPS for Q4 and full-year
  OE revenue projected to increase 12% in 2012 and 18% in 2013

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 2, 2012--Tenneco Inc (NYSE: TEN) reported record net income of $30 million, or 49-cents per diluted share, compared with a loss of $18 million, or 31-cents per diluted share, in the fourth quarter 2010. On an adjusted basis, net income also increased to $32 million, or 53-cents per diluted share, versus $19 million, or 31-cents per diluted share, a year ago. The tables in the press release reconcile GAAP results to non-GAAP results.

“The double-digit increases in revenues and earnings demonstrate the balance in our growth strategy and set new performance benchmarks for Tenneco,” stated Gregg Sherrill, chairman and CEO. “Our strong position on light vehicle platforms globally, higher aftermarket sales, and technology-driven growth in the commercial vehicle segment, drove the significant revenue gain and delivered earnings growth, EBIT margin improvement, and a stronger financial position.”

Revenue

Total revenue in the quarter was $1.784 billion, up 13% from 2010, representing the company’s highest-ever fourth quarter revenue. Revenue excluding substrate sales and currency was $1.374 billion, a 13% year-over-year increase versus $1.215 billion. Higher OE light vehicle production volumes, incremental revenue from commercial vehicle launches and higher global aftermarket sales all contributed to strong revenue growth in the quarter. Revenue includes a $10 million unfavorable currency impact.

EBIT and EBIT Margin

EBIT (earnings before interest, taxes, and non-controlling interests) increased to $88 million from $62 million in fourth quarter 2010. Adjusted EBIT improved to $89 million, up 31% versus $68 million a year ago. EBIT was driven by stronger OE light vehicle production volumes, the launch and ramp up of new commercial vehicle programs and reduced SG&A costs (related to lower stock-indexed compensation). Partially offsetting these improvements were $9 million in higher year-over-year operational costs in the North American ride control business and $4 million in planned costs associated with expanding manufacturing capabilities and supporting new programs in China. Currency had a $2 million unfavorable impact on EBIT in the fourth quarter.

EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales) improved year-over-year as noted below.

	Q4 2011	Q4 2010

EBIT as a percent of revenue	4.9%	3.9%
EBIT as a percent of value-add revenue	6.5%	5.1%
Adjusted EBIT as a percent of revenue	5.0%	4.3%
Adjusted EBIT as a percent of value-add revenue	6.5%	5.6%

EBIT margin in North America improved on stronger OE production volumes and the benefit from commercial vehicle emission control business. In Europe, EBIT margin also continued to improve, driven by stronger production on light vehicle platforms that Tenneco supplies. In the Asia Pacific segment, volume strength in China was more than offset by planned investments in China and lower OE production in Thailand, resulting in a lower EBIT margin in the fourth quarter.

Adjusted fourth quarter 2011 and 2010 results

(millions except per share amounts)	Q4 2011				Q4 2010
			Net income				Net income (loss)
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$139	$88	$30	$0.49	$115	$62	$(18)	$(0.31)

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	1	1	-	0.01	4	4	2	0.06
Pension charge	-	-	-	-	2	2	2	0.02
Costs related to refinancing	-	-	-	-	-	-	13	0.22
Net tax adjustments	-	-	2	0.03	-	-	20	0.32

Non-GAAP earnings measures	$140	$89	$32	$0.53	$121	$68	$19	$0.31

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

Fourth quarter 2011 adjustments:

  Restructuring and related expenses of $1 million pre-tax, or 1-cent per diluted share;
  Net tax charges of $2 million, or 3-cents per share, primarily related to recording a valuation allowance against the foreign losses and withholding taxes on foreign dividends, mostly offset by adjustments to prior year estimates.

Fourth quarter 2010 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 6-cents per diluted share;
  A charge of $2 million pre-tax, or 2-cents per diluted share, related to an actuarial loss for a lump-sum pension payment;
  Costs of $21 million pre-tax, or 22-cents per diluted share, related to refinancing the company's 8 5/8 percent notes with new 6 7/8 percent notes;
  Non-cash tax charges of $20 million, or 32-cents per diluted share, primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

Cash

Cash generated by operations in the quarter was $201 million, up from $180 million a year ago, driven by higher year-over-year earnings and effective working capital management.

Capital expenditures in the quarter were $80 million, bringing total 2011 spending to $218 million, or 3% of total revenue, in line with the company’s historical range for capital spending. The fourth quarter increase, versus $63 million in 2010, included investments in programs for light and commercial vehicle customers and to expand manufacturing and engineering capabilities in emerging markets.

FULL-YEAR 2011 RESULTS

Tenneco reported annual revenue of $7.205 billion, up 21% from $5.937 billion in 2010. Excluding substrate sales and the impact of currency, revenue increased 15% to $ 5.364 billion, versus $4.653 billion the prior year. Increased light vehicle production globally, particularly in North America, South America, and China, stronger global aftermarket sales, and OE revenue from commercial vehicle programs all contributed to Tenneco’s record revenues for the year. Commercial and specialty vehicle OE revenue increased to $660 million in 2011.

The company reported net income of $157 million, or $2.55 per diluted share, up from $39 million or 63-cents per diluted share in 2010. Adjusted for the items below, net income rose to a record high of $163 million, or $2.66 per diluted share, versus $96 million, or $1.57 per diluted share a year ago.

For the year, Tenneco reported a record high EBIT of $379 million, compared with $281 million in 2010. Adjusted for the items below, EBIT increased to $398 million, versus $306 million a year ago.

Adjusted 2011 results

(millions except per share amounts)	YTD 2011				YTD 2010
			Net income				Net income
			attributable to				attributable to
	EBITDA	EBIT	Tenneco Inc.	Per Share	EBITDA	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$586	$379	$157	$2.55	$497	$281	$39	$0.63

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	8	8	5	0.09	14	19	12	0.20
Goodwill impairment charge	11	11	7	0.11	-	-	-	-
Pension charges	-	-	-	-	6	6	4	0.07
Costs related to refinancing	-	-	1	0.01	-	-	18	0.29
Net tax adjustments	-	-	(7)	(0.10)	-	-	23	0.38

Non-GAAP earnings measures	$605	$398	$163	$2.66	$517	$306	$96	$1.57

For the full year, Tenneco delivered EBIT margin improvement as noted below.

	FY 2011	FY 2010

EBIT as a percent of revenue	5.3%	4.7%
EBIT as a percent of value-add revenue	6.9%	6.0%
Adjusted EBIT as a percent of revenue	5.5%	5.2%
Adjusted EBIT as a percent of value-add revenue	7.2%	6.6%

Cash

For full-year 2011, even with a greater demand on working capital to support higher revenues, the company generated $245 million in cash from operations, compared with $244 million in 2010.

During the year, Tenneco returned value to shareholders by completing the repurchase of 400,000 shares of the company’s outstanding common stock at a cost of $16 million to offset dilution from shares awarded to employees in 2011. As previously announced, for 2012 the board of directors has authorized a repurchase program of up to 600,000 shares.

Debt

At December 31, 2011, Tenneco's debt net of cash was $1.01 billion, compared with $990 million at the end of 2010. The company's earnings improvement and cash generation resulted in an all-time low leverage ratio (net debt to adjusted EBITDA including noncontrolling interests) of 1.7x at December 31, 2011, continued improvement from the leverage ratio of 1.9x at December 31, 2010.

OUTLOOK

Tenneco’s OE revenue growth will be driven by leveraging higher production volumes, the company’s strong position on top-selling platforms, introducing technology on new and existing platforms, and continuing to launch and ramp up significant commercial vehicle emission control programs. In addition to OE growth, the company expects continued solid performance from the company’s aftermarket business on the strength of its market-leading brands.

The company projects the following OE revenues for 2012 and 2013. Compared to estimates provided a year ago for 2012, the following projections account for lower industry light vehicle production forecasts in Europe, a slower ramp-up of commercial vehicle emission control business in China and lower euro exchange rates.

OE Revenue Estimates ($billions)
OE Revenue	2011A	2012	2013
Light vehicle	5.2	5.4	5.9
Commercial vehicle	0.7	1.2	1.9
Total	5.9	6.6	7.8

Substrate % of total OE revenue	28%	29%	30%

Tenneco expects its global original equipment revenue will increase to between $10.0 billion and $11.5 billion by 2016, of which 30% to 35% is expected to be commercial vehicle revenue. Substrate sales are expected to be 32% of OE revenue by 2016.

Additional 2012 Guidance:
Capital expenditures are expected to be $230 million to $250 million
Annual interest expense is expected to be about $105 million
Cash taxes are expected to be approximately $100 million

“While we are mindful of global economic and market conditions, especially production forecasts for Europe, our confidence in driving growth and improving profitability remains unchanged,” said Sherrill. “We continue to benefit from the balance across our operations with a strong presence globally including in fast-growing markets, and across vehicle and market segments. In addition, we are at the beginning of the ramp-up of our commercial vehicle emission control business, which will significantly increase over the next five years.”

For on and off-road commercial vehicles, Tenneco offers a comprehensive suite of diesel aftertreatment technologies, giving customers options in meeting increasingly stringent emissions standards, particularly NOx regulations, which are coming into effect for diesel applications around the world.

“Launch execution, operational performance and effectively converting our top-line growth to steady margin improvement remain priorities for Tenneco. In addition to capitalizing on increasing light vehicle production, margin benefit from our commercial vehicle business will accelerate as these programs continue to ramp up,” added Sherrill. “Across our operations, we are working to deliver greater profitability by leveraging our Tenneco Manufacturing System, taking actions to optimize our footprint globally and staying focused on continuous improvement and process excellence.”

FOURTH QUARTER REPORTING SEGMENTS

NORTH AMERICA

(millions except percents)			Q4 11
			Revenues
			Excluding
			Currency &
	Q4 11	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 10	Sales	Q4 10
North America Original Equipment
Ride Control	$146	16%	$147	16%
Emission Control	539	22%	288	23%
Total North America Original Equipment	685	21%	435	21%

North America Aftermarket
Ride Control	113	4%	112	3%
Emission Control	49	25%	48	23%
Total North America Aftermarket	162	9%	160	9%

Total North America	$847	18%	$595	17%

  A 21% increase in OE revenue excluding currency and substrate sales was driven by improving light vehicle production and Tenneco content on strong selling vehicles including the Chevy Malibu, Ford Focus, and the Ford F-150 and Super Duty pick-up trucks. Incremental revenue from commercial vehicle programs including Caterpillar and John Deere also drove the increase.
  Aftermarket revenue rose on higher sales in both product lines, including the impact of sales to new customers added earlier in the year.
  EBIT for North American operations increased 70% to $46 million, versus $27 million a year ago. EBIT includes $2 million in unfavorable currency impact.
  Adjusted EBIT was $47 million, up 52% from $31 million a year ago.
    Fourth quarter 2011 EBIT includes $1 million in restructuring expense.
    Fourth quarter 2010 EBIT includes $2 million in restructuring expenses and $2 million for a pension charge.
  The EBIT increase was driven by higher OE light vehicle production volumes and the benefit from commercial vehicle revenue. These drivers were partially offset by higher year-over-year OE ride control operational costs of $7 million, a sequential improvement versus third quarter. In addition, EBIT was negatively impacted by costs of $2 million incurred to address a ride control issue on one customer platform.

EUROPE, SOUTH AMERICA AND INDIA

(millions except percents)			Q4 11
			Revenues
			Excluding
			Currency &
	Q4 11	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 10	Sales	Q4 10
Europe Original Equipment
Ride Control	$139	15%	$139	15%
Emission Control	359	13%	244	11%
Total Europe Original Equipment	498	14%	383	12%

Europe Aftermarket
Ride Control	48	7%	49	9%
Emission Control	31	(8%)	32	(4%)
Total Europe Aftermarket	79	1%	81	3%

South America & India	151	1%	141	13%

Total Europe, South America & India	$728	9%	$605	11%

  Tenneco’s strong platform position including on the Mercedes CLS, Volkswagen Polo, and new Audi A6 in ride control and the Daimler Sprinter, VW Golf, Opel Astra, Ford Focus C-Max and BMW 1-Series and 3-Series in emission control drove Europe OE revenue growth of 12% excluding currency and substrate sales.
  Higher aftermarket ride control revenues, primarily in Eastern Europe, more than offset declines in emission control revenues due to lower demand in most Western European markets.
  South America and India revenue, excluding currency and substrate sales, increased 13%, on higher aftermarket sales in South America and higher OE volumes in both regions.
  EBIT for Europe, South America and India increased 47% to $28 million versus $19 million a year ago and adjusted was $28 million, up from $20 million. Fourth quarter 2010 EBIT includes $1 million in restructuring expense.
  EBIT improvement was driven by stronger OE production volumes and new light vehicle program launches, partially offset by costs associated with customer downtime in South America and India toward the end of the quarter. EBIT includes $2 million in unfavorable currency impact.

ASIA PACIFIC

(millions except percents)			Q4 11
			Revenues
			Excluding
			Currency &
	Q4 11	% Change vs.	Substrate	% Change vs.
	Revenues	Q4 10	Sales	Q4 10
Asia	$173	9%	$141	9%

Australia	36	(3%)	33	(6%)

Total Asia Pacific	$209	7%	$174	6%

  Asia revenue was up driven by strong OE production volumes in China, particularly on key VW, Audi, Nissan and FAW platforms.
  Australia revenue decreased on declining industry production and the slow ramp up on a new model program.
  Asia Pacific EBIT was $14 million, versus $16 million a year ago. Adjusted EBIT was $14 million, compared with $17 million a year ago, which includes $1 million in restructuring expense.
  Higher OE volumes in China were more than offset by planned higher year-over-year expenses in China to support new customer programs and new manufacturing facilities. Lower OE production volumes in Thailand due to the flooding also impacted Asia Pacific EBIT. EBIT includes $2 million in favorable currency impact.

Attachment 1
Statements of Income (Loss) – 3 Months
Statements of Income – 12 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 12 Months
Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 12 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 and 12 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 and 12 Months

REVENUE ASSUMPTIONS

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. The revenue estimates assume that foreign currency exchange rates will remain constant over the entire period. For a chart showing Tenneco’s revenue estimates, including certain of the assumptions upon which these estimates are based, see the slides accompanying the February 2, 2012 conference call, which will be available on the financial section of the Tenneco website at www.tenneco.com.

CONFERENCE CALL

The company will host a conference call on Thursday, February 2, 2012 at 10:00 a.m. ET. The dial-in number is 800-369-3344 (domestic) or 312-470-7049 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on February 2, 2012 through March 1, 2012. To access this recording, dial 800-839-3416 (domestic) or 402-998-1103 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

2012 ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 16, 2012 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois. The record date for shareholders eligible to vote at the meeting is March 19, 2012.

Tenneco is a $7.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 24,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences to other lower margin vehicles, for which we may or may not have supply contracts;

(v) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing for the applicable program over its life;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of changes to and compliance with laws and regulations pertaining to environmental concerns, pensions or other regulated activities;

(xx) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2010.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$1,784		$1,577

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,514	(a)	1,325	(c)
Engineering, research and development	31		27
Selling, general and administrative	100		110	(d)
Depreciation and amortization of other intangibles	51		53
Total costs and expenses	1,696		1,515

Loss on sale of receivables	(1)		-
Other income (expense)	1		-
Total other income (expense)	-		-

Earnings before interest expense, income taxes, and noncontrolling interests
North America	46	(a)	27	(c) (d)
Europe, South America & India	28		19	(c)
Asia Pacific	14		16	(c)
	88		62

Interest expense (net of interest capitalized)	27		49	(e)
Earnings before income taxes and noncontrolling interests	61		13

Income tax expense	23	(b)	24	(f)
Net income (loss)	38		(11)

Less: Net income attributable to noncontrolling interests	8		7
Net income (loss) attributable to Tenneco Inc.	$30		$(18)

Weighted average common shares outstanding:
Basic	59.9		59.5
Diluted	61.4		59.5

Earnings (Loss) per share of common stock:
Basic	$0.50		$(0.31)
Diluted	$0.49		$(0.31)

(a) Includes restructuring and related charges of $1 million pre-tax, less than $1 million after tax or $0.01 per diluted share, which is recorded in cost of sales in North America.

(b) Includes net tax charges of $2 million or $0.03 per diluted share primarily related to recording a valuation allowance against the foreign losses and withholding taxes on foreign dividends, mostly offset by adjustments to prior year estimates.

(c) Includes restructuring and related charges of $4 million pre-tax, $2 million after tax or $0.06 per diluted share. The entire amount is recorded in cost of sales. Geographically, $2 million is recorded in North America, $1 million in Europe, South America and India and $1 million in Asia Pacific.

(d) Includes a charge of $2 million pre-tax, $2 million after tax or $0.02 per diluted share related to an actuarial loss for a lump-sum pension payment.

(e) Includes pre-tax expenses of $21 million, $13 million after tax or $0.22 per share for costs related to refinancing activities.

(f) Includes non-cash tax charges of $20 million or $0.32 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$7,205		$5,937

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	6,037	(a)	4,900	(e)
Goodwill impairment charge	11	(b)	-
Engineering, research and development	133		117
Selling, general and administrative	428		417	(f)
Depreciation and amortization of other intangibles	207		216	(e)
Total costs and expenses	6,816		5,650

Loss on sale of receivables	(5)		(3)
Other income (expense)	(5)		(3)
Total other income (expense)	(10)		(6)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	216	(a)	155	(e) (f)
Europe, South America & India	125	(a)	76	(e)
Asia Pacific	38	(a) (b)	50	(e)
	379		281

Interest expense (net of interest capitalized)	108	(c)	149	(g)
Earnings before income taxes and noncontrolling interests	271		132

Income tax expense	88	(d)	69	(h)
Net income	183		63

Less: Net income attributable to noncontrolling interests	26		24
Net income attributable to Tenneco Inc.	$157		$39

Weighted average common shares outstanding:
Basic	59.9		59.2
Diluted	61.5		61.0

Earnings per share of common stock:
Basic	$2.62		$0.65
Diluted	$2.55		$0.63

(a) Includes restructuring and related charges of $8 million pre-tax, $5 million after tax or $0.09 per diluted share, which is recorded in cost of sales. Geographically, $2 million is recorded in North America, $3 million in Europe, South America and India and $3 million in Asia Pacific.

(b) Represents Goodwill impairment charge recorded in Australia of $11 million pre-tax, $7 million after tax or $0.11 per diluted share.

(c) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(d) Includes net tax benefits of $7 million or $0.10 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss carryforward and adjustments to prior years' tax estimates, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(e) Includes restructuring and related charges of $19 million pre-tax, $12 million after tax or $0.20 per diluted share. Of the adjustment $14 million is recorded in cost of sales and $5 million is recorded in depreciation. Geographically, $14 million is recorded in North America, $3 million in Europe, South America and India and $2 million in Asia Pacific.

(f) Includes charges of $6 million pre-tax, $4 million after tax or $0.07 per diluted share related to an actuarial loss for lump-sum pension payments.

(g) Includes pre-tax expenses of $27 million, $18 million after tax or $0.29 per share for costs related to refinancing activities.

(h) Includes tax charges of $23 million or $0.38 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions partially offset by income generated in lower tax rate jurisdictions.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2011		December 31, 2010

Assets

Cash and cash equivalents	$214		$233

Receivables, net	980	(a)	826	(a)

Inventories	592		547

Other current assets	193		184

Investments and other assets	311		327

Plant, property, and equipment, net	1,047		1,050

Total assets	$3,337		$3,167

Liabilities and Shareholders' Equity

Short-term debt	$66		$63

Accounts payable	1,171		1,048

Accrued taxes	44		51

Accrued interest	13		13

Other current liabilities	276		293

Long-term debt	1,158	(b)	1,160	(b)

Deferred income taxes	51		56

Deferred credits and other liabilities	503		436

Redeemable noncontrolling interests	12		12

Tenneco Inc. shareholders' equity	-		(4)

Noncontrolling interests	43		39

Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,337		$3,167

	December 31, 2011		December 31, 2010
(a) Accounts Receivables net of:
Europe - Accounts receivables securitization programs	$121		$91

	December 31, 2011		December 31, 2010
(b) Long term debt composed of:
Borrowings against revolving credit facilities	$24		$-
Term loan B (Due 2016)	148		149
8.625% subordinated notes (Redeemed January 7, 2011)	-		20
8.125% senior notes (Due 2015)	250		250
7.75% senior notes (Due 2018)	225		225
6.875% senior notes (Due 2020)	500		500
Other long term debt	11		16

	$1,158		$1,160

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	December 31,
	2011	2010

Operating activities:
Net income (loss)	$38	$(11)
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation and amortization of other intangibles	51	53
Stock-based compensation	2	2
Deferred income taxes	(2)	8
Loss on sale of assets	1	-
Changes in components of working capital-
(Inc.)/dec. in receivables	131	143
(Inc.)/dec. in inventories	21	1
(Inc.)/dec. in prepayments and other current assets	5	21
Inc./(dec.) in payables	(15)	(27)
Inc./(dec.) in accrued taxes	-	(1)
Inc./(dec.) in accrued interest	(9)	(16)
Inc./(dec.) in other current liabilities	(22)	(14)
Changes in long-term assets	3	8
Changes in long-term liabilities	(10)	9
Other	7	4
Net cash provided by operating activities	201	180

Investing activities:
Cash payments for plant, property & equipment	(68)	(46)
Cash payments for software-related intangible assets	(5)	(1)
Investments and other	-	2
Net cash used by investing activities	(73)	(45)

Financing activities:
Issuance of long-term debt	-	500
Debt issuance costs on long-term debt	-	(10)
Retirement of long-term debt	(1)	(481)
Net inc./(dec.) in bank overdrafts	-	(10)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt	(78)	(93)
Net cash used by financing activities	(79)	(94)

Effect of foreign exchange rate changes on cash and cash equivalents	2	8

Increase in cash and cash equivalents	51	49
Cash and cash equivalents, October 1	163	184
Cash and cash equivalents, December 31	$214	$233

Supplemental Cash Flow Information
Cash paid during the period for interest	$35	$60
Cash paid during the period for income taxes (net of refunds)	27	11

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$35	$29

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Twelve Months Ended
	December 31,
	2011	2010

Operating activities:
Net income	$183	$63
Adjustments to reconcile net income to net cash provided by operating activities -
Goodwill impairment charge	11	-
Depreciation and amortization of other intangibles	207	216
Stock-based compensation	8	9
Deferred income taxes	(5)	4
Loss on sale of assets	4	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(183)	(231)
(Inc.)/dec. in inventories	(64)	(122)
(Inc.)/dec. in prepayments and other current assets	(13)	20
Inc./(dec.) in payables	144	238
Inc./(dec.) in accrued taxes	(7)	12
Inc./(dec.) in accrued interest	-	(8)
Inc./(dec.) in other current liabilities	(7)	20
Changes in long-term assets	1	12
Changes in long-term liabilities	(41)	6
Other	7	2
Net cash provided by operating activities	245	244

Investing activities:
Proceeds from sale of assets	4	3
Cash payments for plant, property & equipment	(213)	(151)
Cash payments for software-related intangible assets	(15)	(12)
Investments and other	-	3
Net cash used by investing activities	(224)	(157)

Financing activities:
Purchase of common stock under the share repurchase program	(16)	-
Issuance of long-term debt	5	880
Debt issuance costs on long-term debt	(1)	(24)
Retirement of long-term debt	(24)	(864)
Net inc./(dec.) in bank overdrafts	3	2
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt	30	(10)
Capital contribution from noncontrolling interest partner	1	-
Purchase of additional noncontrolling equity interest	(4)	-
Distribution to noncontrolling interest partners	(20)	(14)
Net cash used by financing activities	(26)	(30)

Effect of foreign exchange rate changes on cash and cash equivalents	(14)	9

Increase (Decrease) in cash and cash equivalents	(19)	66
Cash and cash equivalents, January 1	233	167
Cash and cash equivalents, December 31	$214	$233

Supplemental Cash Flow Information
Cash paid during the period for interest	$106	$149
Cash paid during the period for income taxes (net of refunds)	85	53

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$35	$29

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$30

Net income attributable to noncontrolling interests				8

Net income				38

Income tax expense				23

Interest expense (net of interest capitalized)				27

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$46	$28	$14	88

Depreciation and amortization of other intangibles	24	21	6	51

Total EBITDA including noncontrolling interests (2)	$70	$49	$20	$139

	Q4 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(18)

Net income attributable to noncontrolling interests				7

Net loss				(11)

Income tax expense				24

Interest expense (net of interest capitalized)				49

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$27	$19	$16	62

Depreciation and amortization of other intangibles	26	22	5	53

Total EBITDA including noncontrolling interests (2)	$53	$41	$21	$115

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q4 2011				Q4 2010
			Net income				Net income (loss)
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$139	$88	$30	$0.49	$115	$62	$(18)	$(0.31)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	1	1	-	0.01	4	4	2	0.06
Pension charge (4)	-	-	-	-	2	2	2	0.02
Costs related to refinancing	-	-	-	-	-	-	13	0.22
Net tax adjustments	-	-	2	0.03	-	-	20	0.32

Non-GAAP earnings measures	$140	$89	$32	$0.53	$121	$68	$19	$0.31

					Q4 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$46	$28	$14	$88
Restructuring and related expenses					1	-	-	1
Adjusted EBIT					$47	$28	$14	$89

					Q4 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$27	19	$16	$62
Restructuring and related expenses					2	1	1	4
Pension charge (4)					2	-	-	2
Adjusted EBIT					$31	$20	$17	$68

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the fourth quarters of 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Includes a charge related to an actuarial loss for a lump-sum pension payment.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 157

Net income attributable to noncontrolling interests				26

Net income				183

Income tax expense				88

Interest expense (net of interest capitalized)				108

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 216	$ 125	$ 38	379

Depreciation and amortization of other intangibles	95	88	24	207

Total EBITDA including noncontrolling interests (2)	$ 311	$ 213	$ 62	$ 586

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$ 39

Net income attributable to noncontrolling interests				24

Net income				63

Income tax expense				69

Interest expense (net of interest capitalized)				149

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$ 155	$ 76	$ 50	281

Depreciation and amortization of other intangibles	109	86	21	216

Total EBITDA including noncontrolling interests (2)	$ 264	$ 162	$ 71	$ 497

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2011				YTD 2010
			Net income				Net income
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$586	$379	$157	$2.55	$497	$281	$39	$0.63

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	8	8	5	0.09	14	19	12	0.20
Goodwill impairment charge (4)	11	11	7	0.11	-	-	-	-
Pension charges (5)	-	-	-	-	6	6	4	0.07
Costs related to refinancing	-	-	1	0.01	-	-	18	0.29
Net tax adjustments	-	-	(7)	(0.10)	-	-	23	0.38

Non-GAAP earnings measures	$605	$398	$163	$2.66	$517	$306	$96	$1.57

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$216	$125	$38	$379
Restructuring and related expenses					2	3	3	8
Goodwill impairment charge (4)					-	-	11	11
Adjusted EBIT					$218	$128	$52	$398

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$155	76	$50	$281
Restructuring and related expenses					14	3	2	19
Pension charge (5)					6	-	-	6
Adjusted EBIT					$175	$79	$52	$306

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Non-cash asset impairment charge related to goodwill for Australia.

(5) Includes charges related to an actuarial loss for lump-sum pension payments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$146	$(1)	$147	$-	$147
Emission Control	539	-	539	251	288
Total North America Original Equipment	685	(1)	686	251	435

North America Aftermarket
Ride Control	113	1	112	-	112
Emission Control	49	1	48	-	48
Total North America Aftermarket	162	2	160	-	160

Total North America	847	1	846	251	595

Europe Original Equipment
Ride Control	139	-	139	-	139
Emission Control	359	(5)	364	120	244
Total Europe Original Equipment	498	(5)	503	120	383

Europe Aftermarket
Ride Control	48	(1)	49	-	49
Emission Control	31	(1)	32	-	32
Total Europe Aftermarket	79	(2)	81	-	81

South America & India	151	(13)	164	23	141

Total Europe, South America & India	728	(20)	748	143	605

Asia	173	8	165	24	141

Australia	36	1	35	2	33

Total Asia Pacific	209	9	200	26	174

Total Tenneco Inc.	$1,784	$(10)	$1,794	$420	$1,374

	Q4 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$126	$-	$126	$-	$126
Emission Control	442	-	442	207	235
Total North America Original Equipment	568	-	568	207	361

North America Aftermarket
Ride Control	108	-	108	-	108
Emission Control	40	-	40	-	40
Total North America Aftermarket	148	-	148	-	148

Total North America	716	-	716	207	509

Europe Original Equipment
Ride Control	122	-	122	-	122
Emission Control	316	-	316	98	218
Total Europe Original Equipment	438	-	438	98	340

Europe Aftermarket
Ride Control	45	-	45	-	45
Emission Control	33	-	33	-	33
Total Europe Aftermarket	78	-	78	-	78

South America & India	150	-	150	25	125

Total Europe, South America & India	666	-	666	123	543

Asia	158	-	158	29	129

Australia	37	-	37	3	34

Total Asia Pacific	195	-	195	32	163

Total Tenneco Inc.	$1,577	$-	$1,577	$362	$1,215

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$608	$4	$604	$-	$604
Emission Control	2,085	-	2,085	971	1,114
Total North America Original Equipment	2,693	4	2,689	971	1,718

North America Aftermarket
Ride Control	518	5	513	-	513
Emission Control	203	3	200	-	200
Total North America Aftermarket	721	8	713	-	713

Total North America	3,414	12	3,402	971	2,431

Europe Original Equipment
Ride Control	567	31	536	-	536
Emission Control	1,455	81	1,374	464	910
Total Europe Original Equipment	2,022	112	1,910	464	1,446

Europe Aftermarket
Ride Control	219	12	207	-	207
Emission Control	140	8	132	-	132
Total Europe Aftermarket	359	20	339	-	339

South America & India	632	8	624	102	522

Total Europe, South America & India	3,013	140	2,873	566	2,307

Asia	618	29	589	93	496

Australia	160	20	140	10	130

Total Asia Pacific	778	49	729	103	626

Total Tenneco Inc.	$7,205	$201	$7,004	$1,640	$5,364

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$527	$-	$527	$-	$527
Emission Control	1,642	-	1,642	739	903
Total North America Original Equipment	2,169	-	2,169	739	1,430

North America Aftermarket
Ride Control	484	-	484	-	484
Emission Control	168	-	168	-	168
Total North America Aftermarket	652	-	652	-	652

Total North America	2,821	-	2,821	739	2,082

Europe Original Equipment
Ride Control	462	-	462	-	462
Emission Control	1,121	-	1,121	351	770
Total Europe Original Equipment	1,583	-	1,583	351	1,232

Europe Aftermarket
Ride Control	190	-	190	-	190
Emission Control	141	-	141	-	141
Total Europe Aftermarket	331	-	331	-	331

South America & India	532	-	532	76	456

Total Europe, South America & India	2,446	-	2,446	427	2,019

Asia	517	-	517	107	410

Australia	153	-	153	11	142

Total Asia Pacific	670	-	670	118	552

Total Tenneco Inc.	$5,937	$-	$5,937	$1,284	$4,653

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2011 vs. Q4 2010 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
	Revenues	% Change	Substrate Sales	% Change
North America Original Equipment
Ride Control	$20	16%	$21	16%
Emission Control	97	22%	53	23%
Total North America Original Equipment	117	21%	74	21%

North America Aftermarket
Ride Control	5	4%	4	3%
Emission Control	9	25%	8	23%
Total North America Aftermarket	14	9%	12	9%

Total North America	131	18%	86	17%

Europe Original Equipment
Ride Control	17	15%	17	15%
Emission Control	43	13%	26	11%
Total Europe Original Equipment	60	14%	43	12%

Europe Aftermarket
Ride Control	3	7%	4	9%
Emission Control	(2)	(8%)	(1)	(4%)
Total Europe Aftermarket	1	1%	3	3%

South America & India	1	1%	16	13%

Total Europe, South America & India	62	9%	62	11%

Asia	15	9%	12	9%

Australia	(1)	(3%)	(1)	(6%)

Total Asia Pacific	14	7%	11	6%

Total Tenneco Inc.	$207	13%	$159	13%

	YTD Q4 2011 vs. YTD Q4 2010 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
	Revenues	% Change	Substrate Sales	% Change
North America Original Equipment
Ride Control	$81	15%	$77	15%
Emission Control	443	27%	211	23%
Total North America Original Equipment	524	24%	288	20%

North America Aftermarket
Ride Control	34	7%	29	6%
Emission Control	35	21%	32	19%
Total North America Aftermarket	69	11%	61	9%

Total North America	593	21%	349	17%

Europe Original Equipment
Ride Control	105	23%	74	16%
Emission Control	334	30%	140	18%
Total Europe Original Equipment	439	28%	214	17%

Europe Aftermarket
Ride Control	29	15%	17	9%
Emission Control	(1)	(1%)	(9)	(7%)
Total Europe Aftermarket	28	8%	8	2%

South America & India	100	19%	66	15%

Total Europe, South America & India	567	23%	288	14%

Asia	101	20%	86	21%

Australia	7	5%	(12)	(9%)

Total Asia Pacific	108	16%	74	13%

Total Tenneco Inc.	$1,268	21%	$711	15%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2011	2010

Total debt	$1,224	$1,223

Cash and cash equivalents	214	233

Debt net of cash balances (1)	$1,010	$990

Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$605	$517

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	1.7x	1.9x

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2)  EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended December 31,

	2011	2010

Original equipment revenues	$1,488	$1,298

Aftermarket revenues	296	279

Net sales and operating revenues	$1,784	$1,577

	Twelve Months Ended December 31,

	2011	2010

Original equipment revenues	$5,910	$4,768

Aftermarket revenues	1,295	1,169

Net sales and operating revenues	$7,205	$5,937

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2011				Q4 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$ 847	$ 728	$ 209	$ 1,784	$ 716	$ 666	$ 195	$ 1,577

Less: Substrate sales	251	142	27	420	207	123	32	362

Value-add revenues	$ 596	$ 586	$ 182	$ 1,364	$ 509	$ 543	$ 163	$ 1,215

EBIT	$ 46	$ 28	$ 14	$ 88	$ 27	$ 19	$ 16	$ 62

EBIT as a % of revenue	5.4%	3.8%	6.7%	4.9%	3.8%	2.9%	8.2%	3.9%
EBIT as a % of value-add revenue	7.7%	4.8%	7.7%	6.5%	5.3%	3.5%	9.8%	5.1%

Adjusted EBIT	$ 47	$ 28	$ 14	$ 89	$ 31	$ 20	$ 17	$ 68

Adjusted EBIT as a % of revenue	5.5%	3.8%	6.7%	5.0%	4.3%	3.0%	8.7%	4.3%
Adjusted EBIT as a % of value-add revenue	7.9%	4.8%	7.7%	6.5%	6.1%	3.7%	10.4%	5.6%

	YTD 2011				YTD 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$ 3,414	$ 3,013	$ 778	$ 7,205	$ 2,821	$ 2,446	$ 670	$ 5,937

Less: Substrate sales	971	597	110	1,678	739	427	118	1,284

Value-add revenues	$ 2,443	$ 2,416	$ 668	$ 5,527	$ 2,082	$ 2,019	$ 552	$ 4,653

EBIT	$ 216	$ 125	$ 38	$ 379	$ 155	$ 76	$ 50	$ 281

EBIT as a % of revenue	6.3%	4.1%	4.9%	5.3%	5.5%	3.1%	7.5%	4.7%
EBIT as a % of value-add revenue	8.8%	5.2%	5.7%	6.9%	7.4%	3.8%	9.1%	6.0%

Adjusted EBIT	$ 218	$ 128	$ 52	$ 398	$ 175	$ 79	$ 52	$ 306

Adjusted EBIT as a % of revenue	6.4%	4.2%	6.7%	5.5%	6.2%	3.2%	7.8%	5.2%
Adjusted EBIT as a % of value-add revenue	8.9%	5.3%	7.8%	7.2%	8.4%	3.9%	9.4%	6.6%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc
Media inquiries:
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries:
Linae Golla, 847 482-5162
lgolla@tenneco.com